Exhibit 99.2

Unaudited pro forma condensed consolidated financial statements of

Rentrak Corporation and subsidiaries

As of and for the nine months ended December 31, 2009 and for the year ended March 31, 2009

Overview

On January 29, 2010, Rentrak Corporation (“Rentrak”) closed its acquisition (the “Acquisition”) of shares of Nielsen EDI Limited and certain assets of The Nielsen Company (U.S.), LLC (collectively, the “EDI-Business”). The following unaudited pro forma condensed consolidated financial statements have been prepared on the basis of assumptions described in the notes thereto. The unaudited pro forma balance sheet was prepared as of December 31, 2009 as if the Acquisition, as further discussed in Note 1, had occurred on December 31, 2009. The unaudited pro forma income statement for the nine months ended December 31, 2009 was prepared using financial information for the nine months ended December 31, 2009 for Rentrak and for the nine months ended September 30, 2009 for the EDI-Business as if the Acquisition had occurred as of April 1, 2009. The unaudited pro forma income statement for the year ended March 31, 2009 was prepared using financial information for the year ended March 31, 2009 for Rentrak and for the year ended December 31, 2008 for the EDI-Business as if the Acquisition had occurred as of April 1, 2008. As described in Note 1, these pro forma condensed consolidated financial statements have been prepared on the basis of accounting principles that Rentrak had in effect at the date of the announcement of the Acquisition. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the financial position or results of operations would have been had the Acquisition occurred on the dates or for the periods indicated and do not purport to indicate future results of operations. In preparing the unaudited pro forma condensed consolidated financial statements, no adjustments have been made to reflect savings or additional costs that may result from the Acquisition, nor have any adjustments been made to reflect changes to revenue once agreements with major customers are consolidated.

Full financial statements for the EDI-Business are not available and, accordingly, the pro forma balance sheet includes only the assets acquired and liabilities assumed for the EDI-Business and the Statement of Revenues and Direct Expenses does not include a provision for income taxes. Full financial statements for the EDI-Business cannot be provided without unreasonable effort and expense. The omission of the full financial statements and other financial information will not have a material impact on the reader’s understanding of the financial condition or results of operations or related trends of the EDI-Business.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Rentrak for the year ended March 31, 2009 included in Rentrak’s Annual Report on Form 10-K and for the three and nine-month periods ended December 31, 2009 included in Rentrak’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, and the financial statements of the operations acquired by Rentrak for the year ended December 31, 2009 included in Exhibit 99.1 to this Form 8-K/A filing.

Rentrak Corporation and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2009

(Unaudited)

(In thousands, except per share amounts)

	Rentrak	Nielsen-EDI	Pro Forma Adjustments		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$2,030	$1,788	$(1,488	)(A)	$2,330
Marketable securities	36,154	—	(16,813	)(B)	19,341
Accounts and notes receivable, net of allowances for doubtful accounts	16,857	2,326	181	(A)	19,364
Taxes receivable and prepaid taxes	1,014	—	—		1,014
Other current assets	773	75	12	(A)	860

Total Current Assets	56,828	4,189	(18,108)		42,909

Property and equipment, net of accumulated depreciation	6,928	2,790	(2,636	)(A)	7,082
Goodwill	—	—	3,395	(A)	3,395
Other intangible assets	—	—	11,420	(A)	11,420
Other assets	531	—	—		531

Total Assets	$64,287	$6,979	$(5,929)		$65,337

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$9,019	$14	$513	(A), (B)	$9,546
Accrued liabilities	868	38	(38	)(A)	868
Accrued compensation	1,219	146	(146	)(A)	1,219
Deferred revenue	791	271	(46	)(A)	1,016

Total Current Liabilities	11,897	469	283		12,649

Deferred rent, long-term portion	939	—	—		939
Deferred income tax liabilities	470	—	—		470
Taxes payable, long-term	1,098	—	—		1,098
Other long-term liabilities	—	142	156	(A)	298

Total Liabilities	14,404	611	439		15,454

Commitments and Contingencies	—	—	—		—

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—	—		—
Common stock, $0.001 par value; 30,000 shares authorized; shares issued and outstanding: 10,549	11	—	—		11
Capital in excess of par value	47,735	—	—		47,735
Accumulated other comprehensive income (loss)	93	—	—		93
Net assets acquired	—	6,368	(6,368	)(A)	—
Retained earnings	2,044	—	—		2,044

Total Stockholders’ Equity	49,883	6,368	(6,368)		49,883

Total Liabilities and Stockholders’ Equity	$64,287	$6,979	$(5,929)		$65,337

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

Rentrak Corporation and Subsidiaries

Pro Forma Condensed Consolidated Income Statement

For the Nine Months Ended December 31, 2009 for Rentrak

and For the Nine Months Ended September 30, 2009 for Nielsen-EDI

(Unaudited)

(In thousands, except per share amounts)

	Rentrak	Nielsen-EDI(1)	Pro Forma Adjustments		Pro Forma
Revenue	$66,070	$9,152	$(146	)(C)	$75,076
Cost of sales	43,648	1,647	(29	)(C)	45,266

Gross margin	22,422	7,505	(117)		29,810

Operating expenses:
Selling and administrative	22,704	8,056	(923	)(C), (D), (E)	29,837
Provision for doubtful accounts and notes	417	—	—		417

	23,121	8,056	(923)		30,254

Income (loss) from operations	(699)	(551)	806		(444)

Other income:
Interest income, net	1,014	—	—		1,014

Income (loss) before income taxes	315	(551)	806		570
Provision (benefit) for income taxes	(64)	—	51	(F)	(13)

Net income (loss)	$379	$(551)	$755		$583

Basic net income (loss) per share	$0.04				$0.06

Diluted net income (loss) per share	$0.03				$0.05

Shares used in per share calculations:
Basic	10,499				10,499

Diluted	10,994				10,994

(1)	Amounts have been reclassified to conform to Rentrak’s presentation.

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

Rentrak Corporation and Subsidiaries

Pro Forma Condensed Consolidated Income Statement

For the Year Ended March 31, 2009 for Rentrak

and For the Year Ended December 31, 2008 for Nielsen-EDI

(Unaudited)

(In thousands, except per share amounts)

	Rentrak	Nielsen-EDI(1)	Pro Forma Adjustments		Pro Forma
Revenue	$94,966	$12,806	$(195	)(C)	$107,577
Cost of sales	62,575	2,305	(39	)(C)	64,841

Gross margin	32,391	10,501	(156)		42,736

Operating expenses:
Selling and administrative	26,619	12,601	(837	)(C), (D), (E)	38,383
Provision for doubtful accounts and notes	269	—	—		269
Asset impairment	257	—	—		257

	27,145	12,601	(837)		38,909

Income (loss) from operations	5,246	(2,100)	681		3,827

Other income:
Interest income, net	1,108	—	—		1,108

Income (loss) before income taxes	6,354	(2,100)	681		4,935
Provision (benefit) for income taxes	991	—	(284	)(F)	707

Net income (loss)	$5,363	$(2,100)	$965		$4,228

Basic net income (loss) per share	$0.51				$0.40

Diluted net income (loss) per share	$0.49				$0.38

Shares used in per share calculations:
Basic	10,561				10,561

Diluted	11,047				11,047

(1)	Amounts have been reclassified to conform to Rentrak’s presentation.

See accompanying Notes to Condensed Consolidated Financial Statements.

NOTE 1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) in effect for the periods presented.

On January 29, 2010, Rentrak closed its Acquisition of shares of Nielsen EDI Limited, a private limited liability company incorporated and registered under the laws of England and Wales, and certain assets of The Nielsen Company (U.S.), LLC, a Delaware limited liability company (the “Seller”), in the United States, Australia, Germany, France, Mexico, Argentina, and Spain relating exclusively to the portion of the Seller’s business that provides information management and business intelligence services by gathering and tracking theatrical gross receipt ticket sales and related information at movie theaters in certain countries for films and pay-per-view screenings at such facilities.

The unaudited pro forma consolidated financial statements include:

•

An unaudited pro forma condensed consolidated balance sheet as of December 31, 2009 prepared from Rentrak’s unaudited condensed consolidated balance sheet as of December 31, 2009 and the audited Statement of Assets to be Acquired and Liabilities to be Assumed of the EDI-Business as of December 31, 2009, which reflects the Acquisition as if it occurred on December 31, 2009;

•

An unaudited pro forma condensed consolidated income statement for the nine months ended December 31, 2009 prepared from Rentrak’s unaudited condensed consolidated income statement prepared in accordance with U.S. GAAP for the nine months ended December 31, 2009 and the unaudited Statement of Revenues and Direct Expenses of the EDI-Business prepared in accordance with U.S. GAAP for the nine months ended September 30, 2009, which reflects the Acquisition as if it had occurred on April 1, 2009; and

•

An unaudited pro forma condensed consolidated income statement for the year ended March 31, 2009 prepared from Rentrak’s audited consolidated income statement prepared in accordance with U.S. GAAP for the year ended March 31, 2009 and the unaudited Statement of Revenues and Direct Expenses of the EDI-Business prepared in accordance with U.S. GAAP for the year ended December 31, 2008, which reflects the Acquisition as if it had occurred on April 1, 2008.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Rentrak for the year ended March 31, 2009 included in Rentrak’s 2009 Annual Report on Form 10-K and for the three and nine-month periods ended December 31, 2009 included in Rentrak’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. In the opinion of management, these unaudited pro forma condensed consolidated financial statements include all adjustments necessary for a fair presentation.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the financial position or results of operations would have been had the Acquisition occurred on the dates or for the periods indicated and do not purport to indicate future results of operations.

NOTE 2. PURCHASE PRICE ALLOCATION

On January 29, 2010, we completed our acquisition of the EDI-Business for a purchase price of $15.0 million cash plus working capital adjustments of $1.8 million cash and an additional liability of $0.1 million. We also entered into a Data License Agreement with the Seller that provides continued access to certain box office sales information for certain of the Seller’s existing products and services that currently use or feature such data and a Transition Services Agreement that will provide certain services to us on a transitional basis.

The purchase consideration was allocated based on the estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed. An allocation of the purchase price was made to major categories of assets and liabilities in the accompanying unaudited pro forma condensed consolidated balance sheet based on our best estimates, assuming the acquisition of the EDI-Business had closed on December 31, 2009. The excess of the purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed was allocated to goodwill.

In performing our purchase price allocation, we considered, among other factors, our intention for future use of acquired assets, analyses of historical financial performance and estimates of future performance of the EDI-Business. The fair values of intangible assets were calculated primarily using an income approach with estimates and assumptions provided by management. The rates utilized to discount net cash flows to their present values were based on a range of discount rates of 10.5% to 29.0% and vary based on the amount paid for each of the intangible assets located in the foreign locations listed above. These discount rates were applied to the intangible assets to reflect the varying profitability levels in the foreign territories and Rentrak’s evaluation of the global strategic value of each territory rather than their cash flow generating abilities on a stand alone basis.

The allocation of the purchase price in the unaudited pro forma condensed consolidated balance sheet as of December 31, 2009 was as follows (dollars in thousands):

		Useful Life
Cash and cash equivalents	$300	—
Accounts and notes receivable	2,507	—
Other current assets	87	—
Property and equipment	154	3 years
Goodwill	3,395	Indefinite
Other intangible assets:
Global relationships	7,400	Indefinite
Local relationships – U.K., Germany and Spain	3,630	8 years
Local relationships – U.S.	340	10 years
EDI trade name	50	3 years

	11,420

	17,863

Accounts payable	(381)	—
Deferred revenue	(225)	—
Other long-term liabilities	(298)	—

	(904)

	$16,959

The overall weighted average amortization period for the above assets as of the date of acquisition was 8.1 years. Goodwill of $3.4 million was recorded as a result of consideration paid in excess of the fair value of the net tangible and intangible assets acquired and liabilities assumed, which resulted from expected future strategic position and the workforce acquired. Within one year following the purchase date, we may update the value allocated to the purchased assets and the resulting goodwill balance as a result of information received regarding the valuation of such assets and liabilities that was not available at the time of purchase. Goodwill will not be amortized, but will be periodically evaluated for potential impairment. In most of the foreign jurisdictions in which we operate, goodwill will not be deductible for income tax purposes.

NOTE 3. ACQUISITION COSTS

We expect to incur approximately $2.1 million of costs relating to the Acquisition and integration of the EDI-Business. These costs are not reflected in the unaudited pro forma condensed consolidated income statements as they are expected to be non-recurring charges, which will be included in the operating results of Rentrak within twelve months following the Acquisition.

NOTE 4. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in our unaudited pro forma condensed consolidated financial statements:

(A)	To allocate purchase price as follows (in thousands):

Cash and cash equivalents	$300
Accounts and notes receivable	2,507
Other current assets	87
Property and equipment	154
Goodwill	3,395
Other intangible assets	11,420

$17,863

Accounts payable	$381
Deferred revenue	225
Other long-term liabilities	298

$904

To adjust for certain EDI-Business assets and liabilities that were not included as part of the Acquisition as follows (in thousands):

Cash and cash equivalents	$(1,788)
Accounts and notes receivable	(2,326)
Other current assets	(75)
Property and equipment	(2,790)

$(6,979)

Accounts payable	$(14)
Accrued liabilities	(38)
Accrued compensation	(146)
Deferred revenue	(271)
Other long-term liabilities	(142)
Net assets acquired	(6,368)

$(6,979)

(B)	To record cash paid for the EDI-Business as follows (in thousands):

Cash and cash equivalents	$16,813
Accounts payable	146

$16,959

(C)	To adjust for purchase accounting treatment of deferred revenue as follows (in thousands):

Nine Months Ended December 31, 2009
Revenue	$(146)
Cost of sales	(29)

Gross margin	(117)
Selling and administrative	(44)

Income (loss) from operations	$(73)

Year Ended March 31, 2009
Revenue	$(195)
Cost of sales	(39)

Gross margin	(156)
Selling and administrative	(58)

Income (loss) from operations	$(98)

(D)	To remove amortization of $1.3 million for both the nine-month period ended December 31, 2009 and the year ended March 31, 2009 related to EDI-Business software as no value was assigned to it in the purchase price allocation since such software is duplicative of Rentrak’s software.
(E)	To record amortization expense of $378,000 and $504,000, respectively, for the nine-month period ended December 31, 2009 and the year ended March 31, 2009 related to intangible assets acquired.
(F)	To record estimated tax provision (benefit) at the expected blended tax rate of 20%. The estimated tax rate is based on our analysis of expected income by jurisdiction and the associated applicable tax rates for each jurisdiction.